SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           February 19, 2003

NRG Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-15891	41-1724239

(Commission File Number)	(IRS Employer Identification No.)

901 Marquette Avenue, Suite 2300	Minneapolis, MN 55402

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   612-373-5300

(Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits.
SIGNATURES
EX-99.1 Press Release

Item 5. Other Events

On Wednesday, February 19, 2003, NRG Energy, Inc. a wholly owned subsidiary of Xcel Energy (NYSE: XEL), announced it has reached a settlement with the seven former executives who are the petitioning creditors in an involuntary Chapter 11 petition filed against NRG in November 2002 in the United States Bankruptcy Court for the District of Minnesota. NRG will ask the Bankruptcy Court to approve the settlement and dismiss the petition.

The press release reporting the settlement is filed with this Form 8-K as Exhibit 99.1 See “Item 7. Financial Statements and Exhibits.”

Item 7. Financial Statements and Exhibits.

The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description

99.1	Press release issued February 19, 2003, of NRG Energy, Inc.

Certain statements included in this Form 8-K are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements above include, but are not limited to, the expected course of the settlement with the former executives and NRG’s ongoing negotiations with creditors. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct. Factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements above include, among others, actions and positions that may be taken by NRG’s creditors in the bankruptcy court and the ongoing negotiations, decisions by the bankruptcy court, and changes in government regulation or the implementation of government regulations relating to the independent power generation industry, NRG or any of its subsidiaries.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For more information regarding risks and uncertainties that may affect NRG’s future results, review NRG’s other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.
(Registrant)

	By	/s/ Scott J. Davido

Scott J. Davido Senior Vice President & General Counsel
Dated: February 21, 2003